EXHIBIT 5.2

[Lowenstein Sandler LLP Letterhead]

October 17, 2016

Arch Therapeutics, Inc.

235 Walnut St., Suite 6

Framingham, MA 01702

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-213878), as amended (as amended, the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on October 17, 2016 under the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $50,000,000 aggregate offering price of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture, between the Company and the trustee to be named therein (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) and a subordinated debt indenture between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (iii) warrants to purchase Common Stock or other securities, property or assets (the “Warrants”); (iv) subscription rights to purchase Common Stock or Debt Securities (the “Subscription Rights”); or (v) units composed of any of the foregoing (the “Units”). The Common Stock, Debt Securities, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.” The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and either a bank, trust company or other financial institution, as warrant agent or, each of the initial holders of such Warrants. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or other securities. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and either a bank, trust company or other financial institution, as unit agent or, each of the initial holders of such Units. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.       With respect to Debt Securities, when (a) the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board of Directors of the Company; (b) the terms of the Debt Securities and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; (d) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and (e) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, Warrant Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the laws of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP

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